Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advantest Corporation Incentive Stock Option Plan 2013 of our reports dated June 27, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Advantest Corporation and subsidiaries included in its Annual Report (Form 20-F) for the year ended March 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
February 24, 2014